SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On February 18, 2010, the Board of Trustees (the “Board”) of Washington Real Estate Investment Trust (the “Trust”) announced the election of John P. McDaniel as Chairman of the Trust. Mr. McDaniel’s election as Chairman will be effective upon (i) the retirement of Edmund B. Cronin, Jr., WRIT’s current Chairman, at the 2010 annual meeting in accordance with WRIT’s Board retirement age, and (ii) Mr. McDaniel’s reelection to the Board at the 2010 annual meeting.

Biographical information with respect to Mr. McDaniel is set forth at page 5 of the Trust’s proxy statement filed with the SEC on April 7, 2009 (and such information is incorporated herein by reference).

Compensatory Arrangements of Certain Officers

On February 18, 2010, the Board adopted stock ownership guidelines for executive officers of the Trust. The stock ownership guidelines provide as follows:

The Board … believes that it is important to align the interests of the executives with those of the shareholders. As a result, the Board expects each executive to retain an aggregate number of common shares of the Trust having a market value at least equal to a specified multiple of such executive’s annual base salary for the preceding calendar year. The applicable multiples of base salary required to be held are as follows:

CEO: 3 times

Executive Vice President: 2 times

Senior Vice President/Managing Director: 1 time

The Board expects each executive to attain the level set forth above within five years after his or her date of employment with WRIT or February 18, 2015 (which is five years after the commencement of these guidelines), whichever is later. The Board expects to adopt additional terms and conditions for these guidelines later in 2010, including an implementation guideline for executives during the transition period to the full requirements.

Also on February 18, 2010, the Compensation Committee of the Trust modified the administration of the restricted share unit portion of the Trust’s long-term incentive compensation plan. Restricted share units comprise 1/3 of each long-term incentive award made under the plan and are subject to 20% vesting on each anniversary date of the date of grant, provided the participant remains employed with the Trust.

For long-term incentive awards made under the plan prior to 2010, the restricted share units were granted at the end of the year (with vesting starting on such grant date). Under the modified administration of the plan adopted by the Compensation Committee, the grants will now occur at the beginning of the year. The exact timing will be subject to the Compensation Committee’s discretion, but is expected to occur in January or February of each year. This modification will not affect any previously outstanding restricted share units.

Further information regarding the Trust’s long-term incentive compensation plan is contained at pages 11 to 13 of the Trust’s proxy statement filed with the SEC on April 7, 2009 (and such information is incorporated herein by reference).

Item 7.01	Regulation FD Disclosure

On February 18, 2010, the Trust issued a press release relating to the matter discussed above under “Item 5.02 – Appointment of Certain Officers.” This press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1. This document is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Exhibits

99.1	Press release, dated February 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Registrant)

By:	/s/ Laura M. Franklin
(Signature)
Laura M. Franklin
Executive Vice President Accounting,
Administration and Corporate Secretary

February 23, 2010

(Date)

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